Exhibit 4.1
WAIVER AND CONSENT TO CREDIT AGREEMENT
     THIS WAIVER AND CONSENT TO CREDIT AGREEMENT (this “Waiver and Consent”), dated as of May 14, 2007 is entered into among RADIO ONE, INC., a Delaware corporation (the “Borrower”), the lenders listed on the signature pages hereof as Lenders (the “Lenders”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).
BACKGROUND
     A. The Borrower, the Lenders, Bank of America, N.A., as syndication agent, Credit Suisse, Merrill Lynch, Pierce Fenner & Smith Incorporated, and SunTrust Bank, as co-documentation agents, and the Administrative Agent are parties to that certain Credit Agreement, dated as of June 13, 2005 (as the same has been amended, restated or modified from time to time, the “Credit Agreement”). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.
     B. The Borrower has requested a consent from the Lenders to extend the due date for (a) the delivery of the Borrower’s consolidated financial statements for the fiscal year ending December 31, 2006 and the fiscal quarter ending March 31, 2007 as required in accordance with Sections 5.01(a) and 5.01(b) of the Credit Agreement, respectively and (b) the delivery of the Borrower’s Compliance Certificates for the fiscal year ending December 31, 2006 and the fiscal quarter ending March 31, 2007 as required under Section 5.01(d) of the Credit Agreement concurrently with the financial statements described in clause (a) above.
     C. Furthermore, the Borrower has requested a limited waiver from the Lenders of (a) any Default arising solely out of the Borrower’s failure to comply with the Interest Coverage Ratio financial condition covenant for the fiscal quarter ending March 31, 2007 as required under Section 6.01(a) of the Credit Agreement and (b) any Default under Section 7.01(o) of the Credit Agreement arising solely out of the Borrower’s failure to timely deliver its annual report on SEC Form 10-K, together with the financial statements and any certificates related thereto, for the fiscal year ending December 31, 2006 and its quarterly report on SEC Form 10-Q, together with the financial statements and any certificates related thereto, for the fiscal quarter ending March 31, 2007, in each case as required under the 2001 Senior Subordinated Debt Documents and the 2005 Senior Subordinated Debt Documents, so long as (i) such failure under clause (a) or (b) does not constitute an Event of Default under (and as such term is defined in) the 2001 Senior Subordinated Debt Documents or 2005 Senior Subordinated Debt Documents, as applicable, and (ii) none of the 2001 Senior Subordinated Note Holders, the 2005 Senior Subordinated Note Holders or any trustee on the behalf of such holders shall have caused such Indebtedness to become due, or to require the prepayment, redemption or defeasance thereof, prior to its scheduled maturity or exercise any other rights and remedies related thereto.
     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

     1. CONSENT. Subject to the satisfaction of the conditions of effectiveness set forth in Section 5 hereof, the Required Lenders hereby consent to the following:
     (a) to the extension of the due date to May 31, 2007 for the delivery of the Borrower’s audited consolidated financial statements for the fiscal year ending December 31, 2006 required in accordance with Section 5.01(a) of the Credit Agreement;
     (b) to the extension of the due date to May 31, 2007 for delivery of the Borrower’s consolidated financial statements for the fiscal quarter ending March 31, 2007 required in accordance with Section 5.01(b) of the Credit Agreement;
     (c) to the extension of the due date to May 31, 2007 for delivery of the Borrower’s Compliance Certificate for the fiscal year ending December 31, 2006 required in accordance with Section 5.01(d) of the Credit Agreement; and
     (d) to the extension of the due date to May 31, 2007 for delivery of the Borrower’s Compliance Certificate for the fiscal quarter ending March 31, 2007 required in accordance with Section 5.01(d) of the Credit Agreement.
     2. WAIVER. Subject to the satisfaction of the conditions of effectiveness set forth in Section 5 hereof, the Required Lenders hereby waive the following Defaults (collectively, the “Waived Defaults”) for a period beginning as of the date hereof until the earlier of July13, 2007 or the occurrence of a Default (other than a Waived Default):
     (a) any Event of Default under Section 7.01(d) of the Credit Agreement arising solely out of the Borrower’s failure to comply with the Interest Coverage Ratio financial condition covenant in Section 6.01(a) of the Credit Agreement for the fiscal quarter ending March 31, 2007; and
     (b) any Default under Section 7.01(o) of the Credit Agreement arising solely out of the Borrower’s failure to timely deliver its annual report on SEC Form 10-K, together with the financial statements and any certificates related thereto, for the fiscal year ending December 31, 2006 and its quarterly report on SEC Form 10-Q, together with the financial statements and any certificates related thereto, for the fiscal quarter ending March 31, 2007, in each case as required under the 2001 Senior Subordinated Debt Documents and the 2005 Senior Subordinated Debt Documents, so long as (i) such failure described under clause (a) above or this clause (b) does not constitute an Event of Default under (and as such term is defined in) the 2001 Senior Subordinated Debt Documents or 2005 Senior Subordinated Debt Documents, as applicable, (ii) such failure described under this clause (b) does not result in an Event of Default (as defined in the 2001 Senior Subordinated Debt Documents and in the 2005 Senior Subordinated Debt Documents) pursuant to a cross default provision, and (iii) none of the 2001 Senior Subordinated Note Holders, the 2005 Senior Subordinated Note Holders or any trustee on the behalf of such holders shall have caused such Indebtedness to become due, or to require the prepayment, redemption or defeasance thereof, prior to its scheduled maturity or exercise any other rights and remedies related thereto.
     3. LIMITATIONS. Except as expressly stated herein, the consent described in Section 1 hereof and the waiver described in Section 2 hereof shall not be construed as a consent to or waiver of any Default which may now exist or hereafter occur or any violation of any term, covenant or provision of the Credit Agreement or any other Loan Document. Except as expressly stated in that certain Consent to Credit Agreement dated as of March 30, 2007 by and among the Borrower, the certain lenders listed on the signature pages thereto and the Administrative Agent (the “Existing Consent”), all rights and remedies of the Administrative Agent and the Lenders are hereby expressly reserved with respect to any such Default. This Waiver and Consent does not affect or diminish the right of the Administrative Agent and the Lenders to require strict performance by the Borrower and each Guarantor of each provision of any Loan Document to which it is a party, except as expressly provided herein and in the Existing Consent. All terms and provisions of, and all rights and remedies of, the Administrative Agent and the Lenders under the Loan Documents shall continue in full force and in effect and are hereby confirmed and ratified in all respects.
     4. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the Effective Date (as defined herein) and after giving effect to the consent set forth in the foregoing Section 1 and the waiver set forth in the foregoing Section 2:
     (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the Effective Date as made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and
     (b) no event has occurred and is continuing which constitutes a Default or Event of Default other than the Waived Defaults.
     5. CONDITIONS OF EFFECTIVENESS. This Waiver and Consent shall not be effective until the satisfaction of each of the following conditions precedent:
     (a) the representations and warranties set forth in Section 4 of this Waiver and Consent shall be true and correct;
     (b) the Administrative Agent shall have received counterparts of this Waiver and Consent executed by the Required Lenders; and
     (c) the Administrative Agent shall have received counterparts of this Waiver and Consent executed by the Borrower and Guarantors.
     6. REFERENCE TO THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS.
     (a) Upon and during the effectiveness of this Waiver and Consent, each reference in the Credit Agreement and the other Loan Documents to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement or the other Loan Documents, as the case may be, as affected by this Waiver and Consent.
     (b) Except as expressly set forth herein, this Waiver and Consent shall not by implication or otherwise limit, impair, constitute an amendment of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower, Guarantors or Lenders to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Documents in similar or different circumstances.
     (c) Notwithstanding that such consent is not required hereunder, each of the Guarantors hereby consents to the execution and delivery of this Waiver and Consent and reaffirm its respective obligations under the Guarantee and Collateral Agreement.
     7. COSTS AND EXPENSES. The Borrower shall be obligated to pay the costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Waiver and Consent and the other instruments and documents to be delivered hereunder.
     8. EXECUTION IN COUNTERPARTS. This Waiver and Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all such counterparts together shall constitute but one and the same instrument and signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. For purposes of this Waiver and Consent, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document. This Waiver and Consent shall become effective when the Administrative Agent has received counterparts of this Waiver and Consent executed by the Borrower and the Required Lenders and each of the conditions precedent set forth in Section 5 have been satisfied (the “Effective Date”).
     9. GOVERNING LAW; BINDING EFFECT. This Waiver and Consent shall be governed by and construed in accordance with the laws of the State of New York. This Waiver and Consent shall be binding upon the Borrower and each Lender and their respective successors and assigns.
     10. HEADINGS. Section headings in this Waiver and Consent are included herein for convenience of reference only and shall not constitute a part of this Waiver and Consent for any other purpose.
     11. ENTIRE AGREEMENT. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AFFECTED BY THIS WAIVER AND CONSENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED

BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.
[Remainder of Page Intentionally Left Blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Consent to be duly executed as of the date first above written.

BORROWER: RADIO ONE, INC.
By:	/s/ Scott R. Royster
	Name:	Scott R. Royster
	Title:	Exec Vice Pres & CFO

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OTHER GUARANTORS
(for purposes of Section 6 hereof):

RADIO ONE, INC.
RADIO ONE LICENSES, LLC
BELL BROADCASTING COMPANY
RADIO ONE OF DETROIT, LLC
RADIO ONE OF ATLANTA, LLC
ROA LICENSES, LLC
RADIO ONE OF CHARLOTTE, LLC
CHARLOTTE BROADCASTING, LLC
RADIO ONE OF NORTH CAROLINA, LLC
RADIO ONE OF AUGUSTA, LLC
RADIO ONE OF BOSTON, INC.
RADIO ONE OF BOSTON LICENSES, LLC
RADIO ONE OF INDIANA, LLC
RADIO ONE OF TEXAS I, LLC
RADIO ONE OF TEXAS II, LLC
BLUE CHIP BROADCASTING, LTD.
BLUE CHIP BROADCASTING LICENSES, LTD.
SATELLITE ONE, L.L.C.
HAWES-SAUNDERS BROADCAST
   PROPERTIES, INC.
RADIO ONE OF DAYTON LICENSES, LLC
NEW MABLETON BROADCASTING CORPORATION
RADIO ONE MEDIA HOLDINGS, LLC

By:	/s/ Scott R. Royster
	Name:	Scott R. Royster
	Title:	Exec Vice Pres & CFO

RADIO ONE OF INDIANA, L.P.
By:	Radio One, Inc., its general partner
By:	/s/ Scott R. Royster
	Name:	Scott R. Royster
	Title:	Exec Vice Pres & CFO

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RADIO ONE OF TEXAS, L.P.
By:	Radio One of Texas I, LLC, its general partner
By:	/s/ Scott R. Royster
	Name:	Scott R. Royster
	Title:	Exec Vice Pres & CFO

SYNDICATION ONE, INC.
By:	/s/ Scott R. Royster
	Name:	Scott R. Royster
	Title:	Exec Vice Pres & CFO

MAGAZINE ONE, INC.
By:	/s/ Scott R. Royster
	Name:	Scott R. Royster
	Title:	Exec Vice Pres & CFO

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ADMINISTRATIVE AGENT, ISSUING BANK AND REQUIRED LENDERS: WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Bank and as a Lender
By:	/s/ Russ Lyons
	Name:	Russ Lyons
	Title:	Director

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BANK OF AMERICA, N.A., as Syndication Agent, Issuing Bank and as a Lender
By:	/s/ Todd Shiplev
	Name:	Todd Shiplev
	Title:	Senior Vice President

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CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Co-Documentation Agent and as a Lender
By:	/s/ DOREEN BARR
	Name:	DOREEN BARR
	Title:	VICE PRESIDENT

By:	/s/ DENISE L. ALVAREZ
	Name:	DENISE L. ALVAREZ
	Title:	ASSOCIATE

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MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED, as Co-Documentation Agent
By:	/s/ Nancy E. Meadows
	Name:	Nancy E. Meadows
	Title:	Vice President

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SUNTRUST BANK, as Co-Documentation Agent and as a Lender
By:	/s/ E. Matthew Schaaf
	Name:	E. Matthew Schaaf, IV
	Title:	Vice President

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BANK OF SCOTLAND, as a Lender
By:	/s/ Karen Weich
	Name:	KAREN WEICH
	Title:	VICE PRESIDENT

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CALYON, New York Branch, as a Lender
By:	/s/ Tanya Crossley
	Name:	Tanya Crossley
	Title:	Managing Director

By:	/s/ John McCloskey
	Name:	John McCloskey
	Title:	Managing Director

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COŐPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as a Lender
By:	/s/ Peter Duncan
	Name:	Peter Duncan
	Title:	Executive Director

By:	/s/ Andrew Sherman
	Name:	Andrew Sherman
	Title:	Executive Director

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Credit Industriel et Commercial, as a Lender
By:	/s/ Marcus Edward
	Name:	Marcus Edward
	Title:	Managing Director

By:	/s/ Anthony Rock
	Name:	Anthony Rock
	Title:	Managing Director

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Diamond Springs Trading LLC, as a Lender
By:	/s/ Tara E. Kenny
	Name:	Tara E. Kenny
	Title:	Assistant vice President

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GENERAL ELECTRICAL CAPITAL CORPORATION, as a Lender
By:	/s/ Karl Kieffer
	Name:	KARL KIEFFER
	Title:	DULY AUTHORIZED SIGNATORY

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Grand Central Asset Trust, BDC Series, as a Lender
By:	/s/ Erich VanRavenswaay
	Name:	Erigh VanRavenswaay
	Title:	Assistant Vice President

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JPMORGAN CHASE BANK, N.A., as a Lender
By:	/s/ Sharon Bazbaz
	Name:	Sharon Bazbaz
	Title:	Vice President

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MERRILL LYNCH CAPITAL CORPORATION, as a Lender
By:	/s/ Nancy E. Meadows
	Name:	Nancy E. Meadows
	Title:	Vice President

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Mizuho Corporate Bank, Ltd., as a Lender
By:	/s/ Raymond Ventura
	Name:	Raymond Ventura
	Title:	Deputy General Manager

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The Royal Bank of Scotland plc, as a Lender
By:	/s/ Andrew Wynn
	Name:	Andrew Wynn
	Title:	Managing Director

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Stanfield McLaren CLO, Ltd.
By:	Stanfield Capital Partners, LLC as its Collateral Manager, as a Lender
By:	/s/ David Frey
	Name:	David Frey
	Title:	Managing Director

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U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Keith Kubota
	Name:	Keith Kubota
	Title:	Vice President

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Webster Bank, National Association, as a Lender
By:	/s/ John Gilsenan
	Name:	John Gilsenan
	Title:	Vice President

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